UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	April 11, 2008

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive	55428
New Hope, Minnesota	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code	763-504-3000

(Former name or former address, if changed since last report)

Item 7.01: Regulation FD Disclosure

On February 6, 2008, Multiband Corporation (Multiband) purchased, effective March 1, 2008, pursuant to a Supplemental Agreement and Plan of Share Exchange, 51% of the outstanding shares of Michigan Microtech, Inc., previously a wholly owned subsidiary of DirecTECH Holding Company, Inc. which equaled 1,020,000 MMT common shares. The consideration paid for the shares was 1,490,000 shares of restricted Multiband common stock and a promissory note, due in February 2013, for $2,246,000.

Attached hereto as an exhibit is an unaudited proforma balance sheet which presents a combination of Multiband Corporation and Michigan Microtech, Inc’s assets, liabilities and stockholders’ equity as of March 1, 2008.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: April 11 , 2008	By	James L. Mandel
James L. Mandel
Chief Executive Officer